EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-189261) pertaining to debt securities and common stock of Park-Ohio Holdings Corp.,

(1)	Registration Statement (Form S-8 No. 333-182467) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-01047) pertaining to the Individual Account Retirement Plan,

(3)	Registration Statement (Form S-8 No. 333-58161) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-110536) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-137540) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-161474) pertaining to the Park-Ohio Holdings Corp. Amended and Restated 1998 Long-Term Incentive Plan;

of our reports dated March 16, 2015, with respect to the consolidated financial statements and schedule of Park-Ohio Holdings Corp. and subsidiaries and the effectiveness of internal control over financial reporting of Park-Ohio Holdings Corp. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2014.
/s/ ERNST & YOUNG LLP
Cleveland, Ohio
March 16, 2015